As filed with the Securities and Exchange Commission on April __, 2000.
                                                 Registration No. 333-__________


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM S-8
                          Registration Statement Under
                           the Securities Act of 1933


                            APROPOS TECHNOLOGY, INC.
             (Exact Name of Registrant as Specified in its Charter)

              ILLINOIS                                  36-3644751
    (State or Other Jurisdiction of                  (I.R.S. Employer
    Incorporation or Organization)                  Identification No.)

                           ONE TOWER LANE, 28TH FLOOR
                        OAKBROOK TERRACE, ILLINOIS 60181
                    (Address of Principal Executive Offices)

                           2000 Omnibus Incentive Plan
                      Employee Stock Purchase Plan of 2000
                            (Full Title of the Plans)

                                 KEVIN G. KERNS
                      CHIEF EXECUTIVE OFFICER AND PRESIDENT
                           ONE TOWER LANE, 28TH FLOOR
                        OAKBROOK TERRACE, ILLINOIS 60181
                     (Name and Address of Agent For Service)

                                 (630) 472-9600
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

                                                   Proposed Maximum        Proposed Maximum
 Title of Securities to be     Amount to be       Offering Price Per      Aggregate Offering         Amount of
        Registered             Registered(1)           Share(2)                 Price             Registration Fee

Common Shares (par              5,600,000                $30                 168,000,000              $44,352
value $.01 per share)

-------------------------

1 Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional common shares which may be issued if the anti-dilution adjustment provisions of the plans become operative.
2 Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933 on the basis of the average high and low prices of the Common Shares as reported on the Nasdaq National Market System on March 30, 2000.


PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

                  The following documents are incorporated by reference into this registration statement:

                  (a) The latest prospectus of Apropos Technology, Inc. (the "Company") filed by the Company with the Securities and Exchange Commission (the "Commission") on February 17, 2000, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act").

                  (b) The description of the Company's Common Shares is contained in the Company's Registration Statement on Form 8-A, as amended, filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934 Act (the "1934 Act").

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the 1934 Act in each year during which the offering made by this registration statement is in effect prior to the filing with the Commission of the registrant's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this registration statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

                  Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.
         -------------------------

                  The securities to be offered are registered under Section 12(g) of the 1934 Act.

Item 5.  Interest of Named Experts and Counsel.
         -------------------------------------

                  Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

                  The Company is incorporated under the laws of the State of Illinois. Section 8.75 of the Illinois Business Corporation Act provides generally that an Illinois corporation may indemnify its directors and officers against (1) expenses, including attorneys' fees, in the case of actions by or in the right of the corporation or (2) against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement in all other cases, actually and reasonably incurred by them in connection with any action, suit, or proceeding if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. Section 8.75 further permits an Illinois corporation to grant to its directors and officers additional rights of indemnification through bylaw provisions, agreements, votes of shareholders or disinterested directors, or otherwise. An Illinois corporation may also purchase indemnity insurance on behalf of such indemnifiable persons and to advance to such indemnifiable persons expenses incurred in defending a suit or proceeding upon receipt of an undertaking by such persons to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the Company in accordance with Section 8.75.

                  The Company's amended and restated articles of incorporation provide that the Company's directors shall not be personally liable to the Company or the shareholders for monetary damages for breach of fiduciary duty as a director, except for (1) for any breach of the director's duty of loyalty to the Company, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 8.65 of the Illinois Business Corporation Act, as the same exists or hereafter may be amended or (4) for any transaction from which the director derived an improper benefit. The Company's amended and restated articles of incorporation also provide that if the Illinois Business Corporation Act is amended to authorize the further elimination or limitation of the liability of directors, then the liability of the directors shall be eliminated or limited to the full extent authorized by the Illinois Business Corporation Act as amended.

                  The Company's amended and restated bylaws provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was one of the Company's directors or officers, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in and not opposed to the Company's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Such person is also entitled to indemnification in connection with an action or suit by or in the right of the Company against expenses, including attorneys' fees actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the Company's best interests provided that no such indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in consideration of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

                  In addition, all of the Company's directors and officers are covered by insurance policies maintained by the Company against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

                  The Company has entered into agreements to indemnify the Company's directors and some of the Company's executive officers, in addition to the indemnification provided for in the Company's amended and restated bylaws. These agreements, among other things, will indemnify the Company's directors and such executive officers for all direct and indirect expenses and costs including, without limitation, all reasonable attorneys' fees and related disbursements, other out of pocket costs and reasonable compensation for time spent by such persons for which they are not otherwise compensated by the Company or any third person, and liabilities of any type whatsoever, including, but not limited to, judgments, fines and settlement fees, actually and reasonably incurred by such person in connection with either the investigation, defense, settlement or appeal of any threatened, pending or completed action, suit or other proceeding, including any action by or in the right of the corporation, arising out of such person's services as a director or officer or as a director, officer, employee or other agent of any of the Company's subsidiaries or any other company or enterprise to which the person provides services at the Company's request if such director or officer acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the Company's best interests and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. The Company believes that these provisions and agreements are necessary to attract and retain talented and experienced directors and officers.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

                  Not applicable.

Item 8.  Exhibits.
         --------

                  Reference is made to the Exhibit Index.

Item 9.  Undertakings.
         ------------

                  The registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That, for the purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and where applicable each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakbrook Terrace, State of Illinois, on the 30th day of March, 2000.

                                     APROPOS TECHNOLOGY, INC.


                                     By /s/ Kevin G. Kerns
                                        ------------------------
                                         Kevin G. Kerns
                                         Chief Executive Officer and President


                                POWER OF ATTORNEY

                  We, the undersigned officers and directors of Apropos Technology, Inc., hereby severally constitute Kevin G. Kerns and Michael J. Profita, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and generally to do all such things in our name and behalf in the capacities indicated below to enable Apropos Technology, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

                  Pursuant to the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 30th day of March, 2000.

   Signature                                            Title

   /s/ Kevin G. Kerns                   Director, Chief Executive Officer and
   -------------------------------      President
   Kevin G. Kerns

   /s/ Michael J. Profita               Chief Financial Officer (Principal
   --------------------------------     Financial and Accounting Officer)
   Michael J. Profita

   /s/ Patrick K. Brady                 Director
   --------------------------------
   Patrick K. Brady

   /s/ Keith L. Crandell                Director
   --------------------------------
   Keith L. Crandell

   /s/ Ian M. Larkin                    Director
   --------------------------------
   Ian M. Larkin

   /s/ Maurice A. Cox, Jr.              Director
   --------------------------------
   Maurice A. Cox, Jr.

   /s/ George B. Koch                   Director
   --------------------------------
   George B. Koch

                                  EXHIBIT INDEX

Exhibit Number                     Description
--------------                     -----------

       5                 Opinion of McDermott, Will & Emery (including consent)

      23.1               Consent of Ernst & Young LLP